Exhibit 1.1

                  GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

                                    Depositor

        Commercial Mortgage Pass-Through Certificates, Series 2007-GG9

                             UNDERWRITING AGREEMENT

                                                               February 21, 2007

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

GREENWICH CAPITAL MARKETS, INC.
600 Steamboat Road
Greenwich, Connecticut 06830

BANC OF AMERICA SECURITIES LLC
214 North Tryon Street
Charlotte, North Carolina 28255

CREDIT SUISSE SECURITIES (USA) LLC
11 Madison Avenue, 9th Floor
New York, New York 10010

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

WACHOVIA CAPITAL MARKETS, LLC
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

      1. Introductory. Greenwich Capital Commercial Funding Corp., a Delaware corporation (the "Depositor"), proposes to form one or more real estate mortgage investment conduits (the "Trust"), which will issue securities entitled Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the "Certificates"). Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in the Trust. The terms on which the Trust will issue the Certificates will be specified in the Prospectus (as defined herein). The property of the Trust will consist of a pool of fixed rate mortgage loans, secured by multifamily and commercial properties (collectively, the "Mortgage Loans") that will be purchased by the Depositor from Greenwich Capital Financial Products, Inc., Goldman Sachs Mortgage Company and Lehman Brothers Bank, FSB, (each, a "Mortgage Loan Seller and collectively, "the Mortgage Loan Sellers"), pursuant to separate certain Mortgage Loan Purchase Agreements, each dated as of March 1, 2007 (each, a "Mortgage Loan Purchase Agreement" and collectively, the "Mortgage Loan Purchase Agreements"), and will be serviced by Wachovia Bank, National Association, as master servicer (the "Master Servicer") and LNR Partners, Inc., as special servicer (the "Special Servicer"), pursuant to that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, by and among the Depositor, the Master Servicer, the Special Servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, and the Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E and F Certificates that are subject to this Agreement and offered by means of the Registration Statement are referred to herein as the "Publicly Offered Certificates." Capitalized terms used herein but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

      At or prior to the time when sales to purchasers of the Publicly Offered Certificates were first made, which was approximately 1:30 p.m. (Eastern Standard Time) on February 21, 2007 (the "Time of Sale"), the Depositor had prepared the following information (collectively, the "Time of Sale Information"): (i) the Depositor's Free Writing Prospectus dated February 12, 2007 (the cover page of which is attached hereto as Annex A) to accompany the Depositor's Prospectus dated February 12, 2007, relating to the Certificates,
(ii) the term sheet dated February 12, 2007 and (iii) each other "free-writing prospectus" (as defined pursuant to Rule 405 under the Securities Act) (a "Free Writing Prospectus") the first page of each of which is attached as Annex B hereto. If, subsequent to the date of this Agreement, the Depositor and the Underwriters (x) determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) terminate their old purchase contracts and enter into new purchase contracts with investors in the Publicly Offered Certificates, then "Time of Sale Information" will refer to the information conveyed to purchasers at the time of entry into such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information") and "Time of Sale" will refer to the time and date on which such new purchase contracts were entered into.

      The offering of the Publicly Offered Certificates made pursuant to the Registration Statement will be made through you as underwriters. This Underwriting Agreement (this "Agreement") provides for the sale of such Publicly Offered Certificates to, and the purchase and offering thereof by, you, as underwriters (collectively, the "Underwriters" and each, an "Underwriter").
Schedule I shall specify the principal or notional balance of each Class of the Publicly Offered Certificates to be issued and any terms thereof not otherwise specified in the Pooling and Servicing Agreement, the Classes of Publicly Offered Certificates, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, the aggregate amount of Publicly Offered Certificates to be purchased by you and the initial public offering price or the method by which the price at which such Publicly Offered Certificates are to be sold will be determined. The offering of the Publicly Offered Certificates will be governed by this Agreement.

      2. Representations and Warranties of the Depositor.

      The Depositor represents and warrants to you as of the date hereof as follows:

      (a) a registration statement on Form S-3, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Publicly Offered Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), in the form heretofore delivered to you, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective; such registration statement, including the exhibits thereto and any information that is contained in the Prospectus (as defined herein) and is deemed to be a part of and included in such registration statement, as such registration statement may have been amended or supplemented at the date of the Prospectus, is hereinafter referred to as the "Registration Statement"; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as the "Base Prospectus"; the supplement to the Base Prospectus relating to the Publicly Offered Certificates in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement, including the diskette delivered therewith, together, are hereinafter referred to as the "Prospectus"); the conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall have been reasonably disapproved by you promptly after reasonable notice thereof.

      (b) there is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Depositor is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Publicly Offered Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened.

      (c) the Registration Statement on its effective date or deemed effective date pursuant to Rule 430B under the Securities Act conformed in all respects to the requirements of the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations") thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, on the date of the Prospectus Supplement will conform in all respects to the requirements of the Securities Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from either the Registration Statement or the Prospectus to the extent based upon and in conformity with (A) the Underwriters' Information (as defined in Section 7(a)), (B) the information as to which the Mortgage Loan Sellers indemnify the Underwriters under their respective Indemnification Agreements, each dated as of the date hereof (collectively, the "Mortgage Loan Seller Indemnification Agreements"), by and among the Depositor, each Mortgage Loan Seller, respectively, and each Underwriter) (the "Mortgage Loan Seller Information"), (C) any information contained in or omitted from the portions of the Prospectus for which the Master Servicer is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 21, 2007 (the "Master Servicer Indemnification Agreement"), between the Master Servicer and the Depositor (the "Master Servicer Information"), (D) any information contained in or omitted from the portions of the Prospectus for which the Special Servicer is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 21, 2007 (the "Special Servicer Indemnification Agreement"), between the Special Servicer and the Depositor (the "Special Servicer Information") or (E) any information contained in or omitted from the portions of the Prospectus for which the Trustee is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 21, 2007 (the "Trustee Indemnification Agreement" and collectively, the "Indemnification Agreements"), between the Trustee and the Depositor (the "Trustee Information"). The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that the Company makes no representations, warranties or agreements as to the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriters' Information, the Mortgage Loan Seller Information, the Master Servicer Information, the Special Servicer Information and the Trustee Information.

      (d) The Time of Sale Information, at the Time of Sale, did not, and at the Specified Delivery Date (as defined in Section 3) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (A) any statements or omissions made in reliance upon and in conformity with the Underwriters' Information (as defined in Section 7(a)) or (B) any Mortgage Loan Seller Information, the Master Servicer Information, the Special Servicer Information and the Trustee Information contained in or omitted from such Time of Sale Information.

      (e) The Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Time of Sale Information, (iii) each other written communication of the Depositor or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed by the Underwriters and the Depositor (each such communication referred to in clause (ii) and this clause (iii) constituting an "issuer free writing prospectus", as defined in Rule 433(h) under the Securities Act, being referred to herein as an "Issuer Free Writing Prospectus") and (iv) the Prospectus. Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Securities Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 8 (to the extent required thereby) and did not at the Time of Sale, and at the Specified Delivery Date will not, contain any untrue statements of a material fact or (when read in conjunction with all Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriters' Information or (ii) any Mortgage Loan Seller Information, Master Servicer Information, Special Servicer Information or Trustee Information contained in or omitted from any Issuer Free Writing Prospectus.

      (f) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor or its execution and performance of the terms of this Agreement, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

      (g) the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates conform, or will conform as of the Specified Delivery Date (as defined herein), to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates have been duly and validly authorized (or will have been so authorized prior to the issuance thereof), and, when such Certificates are duly and validly executed by the Depositor or Trustee, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the Pooling and Servicing Agreement;

      (h) the Depositor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material and adverse to the Depositor or which violation or default would have a material adverse effect on the performance by the Depositor of its obligations under this Agreement, the Pooling and Servicing Agreement, the Certificates or the Mortgage Loan Purchase Agreements; other than as set forth or contemplated in the Prospectus or in the Time of Sale Information, there are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal required to be described in the Prospectus or Time of Sale Information or (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability against the Depositor of, this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates described in the Prospectus or the Time of Sale Information;

      (i) there has not been, and as of the Specified Delivery Date there will not be, any material adverse change in the business operations, financial condition, properties or assets of the Depositor since the date as of which information is given in the Prospectus that would have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement;

      (j) there are no contracts, indentures or other documents of a character required by the Securities Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

      (k) the Depositor possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor;

      (l) the issue and sale of the Certificates and the compliance by the Depositor with all of the provisions of the Certificates, each Mortgage Loan Purchase Agreement, this Agreement and the Pooling and Servicing Agreement, and the execution and delivery by the Depositor of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements are within the corporate power of the Depositor and have been (in the case of this Agreement), or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound or (D) except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument;

      (m) this Agreement has been duly authorized, executed and delivered by the Depositor;

      (n) on the Specified Delivery Date, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will have been duly authorized, executed and delivered by the Depositor and will be valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

      (o) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Publicly Offered Certificates pursuant to this Agreement and the Pooling and Servicing Agreement have been or will be taken or obtained on or prior to the Specified Delivery Date;

      (p) at the Specified Delivery Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus Supplement;

      (q) neither the Depositor nor the Trust Fund is, and neither the sale of the Certificates in the manner contemplated by the Prospectus or an offering memorandum, as applicable, nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Depositor or the Trust Fund to be an "investment company" or under the control of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

      (r) at the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor (A) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens") granted by or imposed upon the Depositor, (B) will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement other than to the Trust and the holders of the Certificates and (C) will have the power and authority to transfer or cause to be transferred the Mortgage Loans to the Trustee and to sell the Publicly Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Publicly Offered Certificates pursuant hereto, each Underwriter will have good title to the Publicly Offered Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor;

      (s) under generally accepted accounting principles and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Publicly Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Publicly Offered Certificates. The consideration received by the Depositor upon the sale of the Publicly Offered Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Publicly Offered Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Publicly Offered Certificates to the Underwriters. The Depositor is not selling the Mortgage Loans to the Trust or the Publicly Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor;

      (t) any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Specified Delivery Date;

      (u) the statements set forth in the Prospectus under the caption "Description of the Offered Certificates," insofar as they purport to constitute a summary of the terms of the Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are correct in all material respects;

      (v) following the election of the Trustee to treat certain assets of the Trust Fund as one or more REMICs pursuant to Section 860D of the Internal Revenue Code of 1986 (the "Code"), assuming that the 2006-LDP9 PSA is administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs, such assets will qualify as one or more REMICs and each Certificate will qualify as a regular interest in one of such REMICs; and

      (w) the Depositor is not, and on the date on which the first bona fide offer of the Certificates is made (within the meaning of Rule 164(h)(2) under the Securities Act) will not be, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

      3. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Publicly Offered Certificates will be made at such place and at such time as shall be specified in Schedule I or at such other time thereafter as you and the Depositor shall agree upon, each such time being hereinafter referred to as a "Specified Delivery Date." Delivery of such Certificates shall be made by the Depositor causing The Depository Trust Company ("DTC") to credit the respective accounts of the Underwriters at DTC against payment of the purchase price specified in Schedule I in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and you. The Certificates to be purchased by the Underwriters will be represented by one or more definitive global Certificates in book-entry form, which will be deposited by or on behalf of the Depositor with DTC or its designated custodian in such denominations as you request, and will be made available for checking and packaging at the office of Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830 (or at some other location specified by the Underwriters at least 48 hours prior to delivery), at least 24 hours prior to the Specified Delivery Date.

      4. Offering by Underwriters. (a) It is understood that the Underwriters propose to offer the Publicly Offered Certificates for sale to the public as set forth in the Prospectus.

      (b) Each Underwriter represents and warrants to, and agrees with the Depositor, that:

      (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), such Underwriter has not made and will not make an offer of Publicly Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Publicly Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Publicly Offered Certificates to the public in that Relevant Member State at any time:

         (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

         (C) in any other circumstances which do not require the publication by the Trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of Publicly Offered Certificates to the public" in relation to any Publicly Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Publicly Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Publicly Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      (ii) Each Underwriter is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Publicly Offered Certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Publicly Offered Certificates would otherwise constitute a contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA").

      (iii) Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Publicly Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.

      (iv) Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Publicly Offered Certificates in, from or otherwise involving the United Kingdom.

      (v) Each Underwriter will not offer or sell any Publicly Offered Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

      5. Covenants of the Depositor. The Depositor covenants and agrees with you that:

      (a) the Depositor has prepared and/or shall prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Publicly Offered Certificates are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Publicly Offered Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such Publicly Offered Certificates, but the Depositor shall not file any amendments to the Registration Statement as in effect with respect to the Publicly Offered Certificates, or any amendments or supplements to the Prospectus or prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, unless it has first delivered copies of such amendments or supplements or Issuer Free Writing Prospectus to you and given you a reasonable opportunity to review the same or if you have reasonably objected thereto promptly after receipt thereof; the Depositor shall immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has been filed or has become or will become effective or any supplement to the Prospectus or any amended Prospectus, in each case relating to the Publicly Offered Certificates specified in Schedule I has been filed and will furnish you with copies thereof,
(ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Publicly Offered Certificates and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Publicly Offered Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as the Depositor is advised thereof, and shall use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued;

      (b) if, at any time when a prospectus is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Depositor shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

      (c) the Depositor shall make generally available to the holders of the Publicly Offered Certificates (the "Holders of the Publicly Offered Certificates"), in each case as soon as practicable, but in any event no later than eighteen months after the Specified Delivery Date, earning statements covering (i) a period of 12 months beginning not later than the first day of the related Trust's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust's fiscal quarter next following the date hereof which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission with respect to the Publicly Offered Certificates. The Depositor shall cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each Holder of the Publicly Offered Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist the Holders of the Publicly Offered Certificates in preparing their federal income tax returns;

      (d) the Depositor shall furnish to you copies of the Registration Statement, the Prospectus and each Free Writing Prospectus, and all amendments and supplements to such documents relating to the Publicly Offered Certificates, in each case as soon as available and in such quantities as you reasonably request as long as the Depositor is required to deliver a prospectus under the Securities Act in connection with the sale of the Publicly Offered Certificates; provided that any such documents requested by you on a date that is more than nine (9) months after the Specified Delivery Date shall be provided at your expense;

      (e) the Depositor shall arrange for the qualification of the Publicly Offered Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and shall continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

      (f) the Depositor shall furnish to you, or cause to be furnished to you, such information with respect to the Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to, any reports or other communications (financial or other) furnished to the Holders of the Publicly Offered Certificates and any information necessary or appropriate to the maintenance of a secondary market in the Publicly Offered Certificates;

      (g) as between itself and the Underwriters, the Depositor will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus (including any amendments thereof and supplements thereto), the Pooling and Servicing Agreement and the Publicly Offered Certificates, (ii) the fees charged by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's", and together with S&P and Fitch, the "Rating Agencies") for rating of the Publicly Offered Certificates, (iii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Publicly Offered Certificates, (iv) the cost of printing or producing any "blue sky" memorandum in connection with the offer and sale of the Publicly Offered Certificates under state securities laws and all expenses in connection with the qualification of the Publicly Offered Certificates for offer and sale under state securities laws, (v) any cost incurred in connection with the designation of the Publicly Offered Certificates for trading in PORTAL and (vi) all other costs and expenses incidental to the performance by the Depositor of its obligations hereunder that are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this subsection (g) and in Sections 7, 10 and 11 below, each Underwriter will pay all of its own expenses including all out-of-pocket and/or internally allocated costs and expenses incurred by them in connection with the transaction herein contemplated, including, without limitation, fees and expenses of their counsel, any transfer taxes on the Publicly Offered Certificates and the expenses of any advertising of the offering of the Publicly Offered Certificates made by the Underwriters;

      (h) during the period when a prospectus is required by law to be delivered in connection with the sale of the Publicly Offered Certificates pursuant to this Agreement, the Depositor shall file, or cause the Trustee to file on behalf of the Trust, on a timely and complete basis, all documents that are required to be filed by the Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (i) the Depositor is not and shall not become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act; and

      (j) the Depositor acknowledges and agrees that (i) the purchase and sale of the Publicly Offered Certificates pursuant to this Agreement is an arm's-length commercial transaction between the Depositor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Depositor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Depositor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Depositor on other matters) or any other obligation to the Depositor except the obligations expressly set forth in this Agreement and (iv) the Depositor has consulted its own legal and financial advisors to the extent it deemed appropriate. The Depositor agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Depositor, in connection with such transaction or the process leading thereto.

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Publicly Offered Certificates will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof and the Specified Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

      (a) you shall have received a letter from PricewaterhouseCoopers LLP, dated the date hereof and, if requested by you, dated the Specified Delivery Date, each in the forms heretofore agreed to;

      (b) all actions required to be taken and all filings required to be made by the Depositor under the Securities Act prior to the Specified Delivery Date shall have been duly taken or made; and prior to the Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

      (c) the Publicly Offered Certificates shall be rated the ratings specified in Schedule I, and shall not have been lowered or placed on any credit watch with a negative implication for downgrade;

      (d) you shall have received an opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor and the Co-Lead Underwriters, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (e) you shall have received a letter from Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor and the Co-Lead Underwriters, relating to the Prospectus and dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (f) you shall have received an opinion of special counsel to each Mortgage Loan Seller, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (g) you shall have received an opinion of counsel to the Trustee, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (h) you shall have received an opinion of counsel to the Master Servicer, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (i) you shall have received an opinion of counsel to the Special Servicer, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (j) you shall have received letters, dated the Specified Delivery Date, from counsel rendering opinions to the Rating Agencies, to the effect that you may rely upon their opinion to such Rating Agencies, as if such opinion were rendered to you, or such opinions shall be addressed to you;

      (k) you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (l) you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (m) you shall have received a certificate of the Master Servicer, signed by one or more duly authorized officers of the Master Servicer, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (n) you shall have received a certificate of the Special Servicer, signed by one or more duly authorized officers of the Special Servicer, dated the Specified Delivery Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters;

      (o) the Mortgage Loan Sellers shall have sold the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreements;

      (p) the Pooling and Servicing Agreement and all of the other documents identified therein or herein shall have been duly entered into by all of the respective parties thereto;

      (q) you shall have received such other documents, certificates, letters and opinions as you may reasonably request; and

      (r) the Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission and the Prospectus Supplement and each Free Writing Prospectus required to be filed by the Depositor pursuant to Section 12 shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) or Rule 433 under the Securities Act, as applicable.

      7. Indemnification.

      (a) The Depositor shall indemnify and hold harmless each Underwriter, each of its officers and each of its directors and each person, if any, that controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities, joint or several, to which such Underwriter or such officer, director or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Base Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of any material fact contained in any Issuer Free Writing Prospectus (as defined in Section 2(e) hereof) or any "issuer information," as defined in Rule 433(h) under the Securities Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Issuer Information") contained in any Underwriter Free Writing Prospectus, or the omission or alleged omission to state a material fact required to make the statements therein (when read in conjunction with all Time of Sale Information), in light of the circumstances under which they were made, not misleading, which error or omission was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to such Underwriter at least 1 Business Day prior to the Time of Sale and the person asserting any such expense, loss, claim, damage or liability, did not receive such Corrective Information prior to the Time of Sale, or (iv) any breach of the representation and warranty in Section 2(w) hereof; and the Depositor shall reimburse, as incurred, each Underwriter and each such officer, director and controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such officer, director and controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that with respect to clauses (i), (ii) and (iii) of this Section 7(a), the Depositor shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any such documents in reliance upon and in conformity with (x) written information furnished to the Depositor by or on behalf of an Underwriter specifically for use in the Prospectus or any Issuer Free Writing Prospectus (the "Underwriters' Information"), or (y) any Mortgage Loan Seller Information, the Master Servicer Information, the Special Servicer Information and the Trustee Information. The parties acknowledge that the following statements constitute the only Underwriters' Information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus or any Issuer Free Writing
Prospectus: (i) the statements set forth in the penultimate paragraph (other than the third sentence thereof) and the entire last paragraph, above the emboldened names of the Underwriters on the cover of the Prospectus Supplement and each Issuer Free Writing Prospectus, (ii) the statements in the second sentence under the caption "Summary of Prospectus Supplement--Relevant Parties--Underwriters" in the Prospectus Supplement and the Free Writing Prospectus, and (iii) the statements in the first and second sentences of the fourth paragraph, the first sentence in the sixth paragraph, and the entire seventh paragraph, under the caption "Method of Distribution" in the Prospectus Supplement. This indemnity agreement shall be in addition to any liability that the Depositor may otherwise have.

      (b) Each Underwriter shall severally, and not jointly, indemnify and hold harmless the Depositor, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Underwriters' Information and (ii) untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing Prospectus or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with all Time of Sale Information), in the light of the circumstances under which they were made, not misleading, provided, that no Underwriter shall be obligated to so indemnify and hold harmless the Depositor (A) to the extent such liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to any Underwriter at least 1 Business Day prior to the Time of Sale or (B) with respect to information that is also contained in the Time of Sale Information. This indemnity agreement shall be in addition to any liability that such Underwriter may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 7(a) and (b), except to the extent that such omission to notify materially prejudices the indemnifying party and in no event relieves it of liability it may otherwise then have under this Agreement. In case any such action is brought against any indemnified party, after such indemnifying party has been notified of the commencement thereof, such indemnifying party shall be entitled to participate therein (at its own expense), and, if it elects by written notice delivered to such indemnified party promptly after receiving the notice referred to in the preceding sentence, such indemnifying party, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing two sentences, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

      (d) If recovery is not available under the foregoing indemnification provisions of this Section 7 or is insufficient in respect of any liabilities referred to therein (on grounds of public policy or otherwise), the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Depositor on the one hand and each Underwriter on the other from the offering of the Publicly Offered Certificates (taking into account the portion of the proceeds of the offering realized by each). In the event contribution according to the foregoing sentence is not permitted by law, in determining the amount of contribution to which the respective parties are entitled, there shall be considered not only the relative benefits but also the relative fault of the Depositor on the one hand, and of the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, or other liabilities, as well as any other relevant equitable considerations; provided, however, that no Underwriter shall be required to contribute any amount under this subsection (d) in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the offering of the Publicly Offered Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of the foregoing, the relative benefits received by the Depositor on the one hand, and the Underwriters on the other, in connection with the offering of the Publicly Offered Certificates shall be deemed to be in the same respective proportions that the total proceeds from the sale of the Publicly Offered Certificates sold by the Underwriters (before deducting expenses) received by the Depositor and the total underwriting discounts, commissions and other fees received by the Underwriters in connection with the offering of the Publicly Offered Certificates, bear to the aggregate offering price of the Publicly Offered Certificates. The relative fault of the Depositor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters, and the parties' relative intent, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Depositor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, any Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter, and (iii) acceptance of and payment for any of the Publicly Offered Certificates.

      (g) The obligations of the Depositor under this Section 7 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor and to each person, if any, who controls the Depositor within the meaning of the Securities Act or Exchange Act.

      (h) Each Underwriter will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriters within the meaning of either the Securities Act or the Exchange Act (the "Non-Indemnifying Underwriters") from and against any and all expenses, losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriters becomes subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with all Time of Sale Information) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus prepared by such Indemnifying Underwriter or
(ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 8, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to any Underwriter at least 1 Business Day prior to the Time of Sale. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

      8. Offering Communications; Free Writing Prospectuses.

      (a) The Underwriters may prepare and provide to prospective investors Free Writing Prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in PDF, except to the extent that the Depositor, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

      (i) Unless preceded or accompanied by the Prospectus, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Publicly Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information. The Underwriters shall not convey or deliver in connection with the initial offering of the Publicly Offered Certificates any materials in reliance on any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the Securities Act.

      (ii) Each Underwriter shall deliver to the Depositor, no later than two Business Days prior to the date of first use thereof or such later date as may be agreed to by the Depositor and that allows the Depositor to satisfy the requirements of Rule 433 under the Securities Act, (a) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an "Underwriter Free Writing Prospectus") and that contains the Issuer Information (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information), and (b) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Publicly Offered Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Depositor not later than the later of (A) two Business Days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or such later date as may be agreed to by the Depositor or (B) the date of first use of such Free Writing Prospectus.

      (iii) Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such Underwriter pursuant to Section 8(a)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Publicly Offered Certificates.

      (iv) Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 8(a)(ii) did not, as of the Time of Sale, and will not as of the Specified Delivery Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with all Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, which information was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

      (v) The Depositor agrees to file with the Commission the following:

         (A) Any Issuer Free Writing Prospectus;

         (B) Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Depositor pursuant to Section 8(a)(ii);

         (C) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

Notwithstanding the foregoing, the Depositor shall not be required to file (1) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Publicly Offered Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Publicly Offered Certificates or the offering of the Publicly Offered Certificates which does not reflect the final terms thereof.

      (vi) Any Free Writing Prospectus required to be filed pursuant to Section 8(a)(v)(C) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

         (A) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Publicly Offered Certificates shall be filed by the Depositor with the Commission within two days of the later of the date such final terms have been established for all classes of Publicly Offered Certificates and the date of first use;

         (B) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Publicly Offered Certificates pursuant to Rule 424(b) under the Securities Act or two Business Days after the first use of such Free Writing Prospectus; and

         (C) Any Free Writing Prospectus required to be filed pursuant to
      Section 8(a)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four Business Days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

      (vii) Each Underwriter shall file with the Commission, or provide to the Depositor at least 2 Business Days prior to the time such filing is required, any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

      (viii) Notwithstanding the provisions of Section 8(a)(vii), each Underwriter shall file, or cause to be filed, with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four Business Days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

      (ix) Notwithstanding the provisions of Sections 8(a)(v) and 8(a)(vii), neither the Depositor nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and no Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Publicly Offered Certificates.

      (x) The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the Securities
   Act:

      The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

      (xi) The Depositor and each Underwriter agree to retain all Free Writing Prospectus that they have used and that are not required to be filed pursuant to this Section 8 for a period of three years following the initial bona fide offering of the Publicly Offered Certificates.

      (xii) (A) In the event that the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Depositor shall notify the Underwriters of such untrue statement or omission within one Business Day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

         (B) In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Publicly Offered Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information), in light of the circumstances under which they were made, not misleading (together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Depositor of such untrue statement or omission within one Business Day after discovery.

         (C) The Underwriters shall, if requested by the Depositor:

            (1) if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

            (2) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

            (3) notify such investor in a prominent fashion that the prior contract of sale with the investor has been terminated, and of the investor's rights as a result of termination of such agreement;

            (4) provide such investor with an opportunity to affirmatively agree to purchase the Publicly Offered Certificates on the terms described in the Corrected Free Writing Prospectus; and

            (5) comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of Commission's Securities Offering Reform Release No. 33-8591.

         (D) In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Depositor agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permits the Depositor access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

      (xiii) Each Underwriter covenants with the Depositor that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Publicly Offered Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

      9. Default of Underwriters. If any Underwriter defaults in its obligations to purchase Publicly Offered Certificates hereunder and the aggregate principal amount of Publicly Offered Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Publicly Offered Certificates to be purchased hereunder, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. (together, the "Co-Lead Underwriters") may make arrangements satisfactory to the Depositor for the purchase of such Publicly Offered Certificates by other persons, but if no such arrangements are made by such Specified Delivery Date, the non-defaulting Underwriters shall be obligated to purchase the Publicly Offered Certificates that such defaulting Underwriter agreed but failed to purchase hereunder. If any Underwriter so defaults and the aggregate principal amount of Publicly Offered Certificates with respect to which such default occurs exceeds 10% of the total principal amount of Publicly Offered Certificates to be purchased hereunder and arrangements satisfactory to the Co-Lead Underwriters and the Depositor for the purchase of such Publicly Offered Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 10. In the event that, within the respective prescribed periods, the Co-Lead Underwriters have arranged for the purchase of such Publicly Offered Certificates by other persons or the non-defaulting Underwriters become obligated to purchase such Publicly Offered Certificates, the Co-Lead Underwriters and the Depositor may postpone the Specified Delivery Date for a period of not more than seven days, in order to effect whatever changes the Depositor and the Co-Lead Underwriters reasonably believe may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Depositor agrees to file promptly any amendments to the Registration Statement or the Prospectus that it and the Co-Lead Underwriters reasonably believe may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      10. Termination of the Obligations of the Underwriters. (a) Any Underwriter may terminate its obligations under this Agreement by notice to the Depositor at any time at or prior to the Specified Delivery Date if the sale of the Publicly Offered Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.

      (b) The obligations of the Underwriters to purchase on the Specified Delivery Date the Publicly Offered Certificates described in Schedule I shall be terminable by the Co-Lead Underwriters if at any time on or prior to the Specified Delivery Date (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust which, in the judgment of a majority in interest of the Underwriters (based on Underwriting obligations) including the Co-Lead Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Publicly Offered Certificates; (ii) any downgrading in the rating of any of the Certificates by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Co-Lead Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Publicly Offered Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or over-the-counter market, or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any Publicly Offered Certificates on any relevant exchange or in the over-the-counter market; (v) any general moratorium on commercial banking activities declared by any Federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Co-Lead Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of any payment for the Publicly Offered Certificates.

      (c) If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Publicly Offered Certificates.

      11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of such Underwriters, the Depositor or any of their respective officers or directors or any controlling person, and shall survive delivery of and payment of the related Publicly Offered Certificates.

      If this Agreement is terminated pursuant to Section 9 or 10 above or if for any reason the purchase by the Underwriters of the Publicly Offered Certificates described in Schedule I is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5(g) above, and the obligations of the Depositor and such Underwriters pursuant to Section 7 above shall remain in effect.

      12. Notices. All communications hereunder shall be in writing and, if sent to Goldman, Sachs & Co., shall be delivered to it at 85 Broad Street, New York, New York 10004, Attention: Emily Brooks Garriott, Telecopy No.: (212) 345-3594, with a telecopy to David Stiepleman, Esq., Telecopy No.: (212) 428-3141; if sent to Greenwich Capital Markets, Inc., shall be delivered to it at 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Perry Gershon, Telecopy No.:
(203) 618-2134, with a telecopy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; if sent to Morgan Stanley & Co. Incorporated, shall be delivered to it at 1585 Broadway, New York, New York 10036, Attention: Anthony Sfarra, Telecopy
No.: (212) 507-4011, with a telecopy to Michelle Wilke, Esq., Telecopy No.:
(212) 296-3146; if sent to Credit Suisse Securities (USA) LLC, shall be delivered to it at Eleven Madison Avenue, New York, New York 10010, Attention:
Jeffrey Altabef, fax number (212) 743-5227, with a copy to Tessa Peters, Esq., Legal Compliance Department, fax number (917) 326-7805; if sent to Banc of America Securities LLC, shall be delivered to it at 214 N. Tryon Street, Charlotte, North Carolina 28255, Attention: John S. Palmer, fax number: (704) 386-1094, with a copy to Paul Kurzeja, fax number (704) 409-0267; if sent to Wachovia Capital Markets, LLC, shall be delivered to it at 301 S. College Street, TW 16 NC0166, Charlotte, North Carolina 28288, Attention: Royer Culp, Telecopy No.: (704) 715-0066, with a telecopy to Lars Carlsten, Esq., Telecopy
No.: (704) 715-0066 or, if sent to the Depositor, shall be delivered to Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134, with a telecopy to Paul Stevelman, Esq., Telecopy No. (203) 618-2132; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

      13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 above, and their successors and assigns, and no other person shall have any right or obligation hereunder. No purchaser of any Publicly Offered Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS.

      15. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Depositor and the Underwriters, or any of them, with respect to the subject matter hereof.

      16. Waiver of Jury Trial. The Depositor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

                                        Very truly yours,

                                        GREENWICH CAPITAL COMMERCIAL
                                           FUNDING CORP.,
                                           as Depositor

                                        By: /s/ Andrew Snow
                                           -------------------------------------
                                           Name: Andrew Snow
                                           Title: Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.,
as Underwriter

/s/ Goldman, Sachs & Co.
----------------------------------------
(Goldman, Sachs & Co.)

GREENWICH CAPITAL MARKETS, INC.,
as Underwriter

By: /s/ Andrew Snow
   -------------------------------------
Name: Andrew Snow
Title: Senior Vice President

BANC OF AMERICA SECURITIES LLC,
as Underwriter

By:
   -------------------------------------
   Name:
   Title:

CREDIT SUISSE SECURITIES (USA) LLC,
as Underwriter

By: /s/ Jeffrey Altabef
   -------------------------------------
   Name: Jeffrey Altabef
   Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED,
as Underwriter

By: /s/ Warren H. Friend
   -------------------------------------
   Name: Warren H. Friend
   Title:

WACHOVIA CAPITAL MARKETS, LLC,
as Underwriter

By: /s/ H. Royer Culp
   -------------------------------------
   Name: H. Royer Culp
   Title:

                                   SCHEDULE I

Prospectus: Prospectus Supplement dated February 21, 2007 and Base Prospectus dated February 12, 2007 (Registration Statement No.: (333-131400))
Aggregate Principal Amount of Offered Certificates: $6,007,389,000
(approximate)

Aggregate Purchase Price to be Paid by Greenwich Capital Markets, Inc.:
$___________ plus accrued interest.

Aggregate Purchase Price to be Paid by Goldman, Sachs & Co.: $___________ plus accrued interest.

Aggregate Purchase Price to be Paid by Banc of America Securities LLC :
$___________.

Aggregate Purchase Price to be Paid by Credit Suisse Securities (USA) LLC:
$___________.

Aggregate Purchase Price to be Paid by Morgan Stanley & Co. Incorporated:
$___________.

Aggregate Purchase Price to be Paid by Wachovia Capital Markets, LLC
$___________.

Certificate Balances:

  Class A-1        $        84,000,000
  Class A-2        $     1,180,078,000
  Class A-3        $        85,985,000
  Class A-AB       $        88,000,000
  Class A-4        $     2,671,598,000
 Class A-1-A       $       493,485,000
  Class A-M        $       557,593,000
  Class A-J        $       575,393,000
   Class B         $        32,880,000
   Class C         $        98,638,000
   Class D         $        41,000,000
   Class E         $        41,099,000
   Class F         $        57,540,000

Ratings:

  Class A-1             AAA/Aaa/AAA
  Class A-2             AAA/Aaa/AAA
  Class A-3             AAA/Aaa/AAA
  Class A-AB            AAA/Aaa/AAA
  Class A-4             AAA/Aaa/AAA
 Class A-1-A            AAA/Aaa/AAA
  Class A-M             AAA/Aaa/AAA
  Class A-J             AAA/Aaa/AAA
   Class B              AA+/Aa1/AA+
   Class C               AA/Aa2/AA
   Class D              AA-/Aa3/AA-
   Class E               A+/A1/A+
   Class F                A/A2/A

Specified Delivery Date and Location: 10:00 a.m., March 8, 2007, at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281.

Initial Pass-Through Rates:

  Class A-1               Fixed
  Class A-2               Fixed
  Class A-3               Fixed
  Class A-AB              Fixed
  Class A-4               Fixed
 Class A-1-A              Fixed
  Class A-M               Fixed
  Class A-J             Fixed(1)
   Class B              Fixed(1)
   Class C              Fixed(1)
   Class D              Fixed(1)
   Class E              Fixed(1)
   Class F              Fixed(1)

(1) Subject to a cap equal to the Weighted Average Net Mortgage Rate.

                             Certificates Purchased

                              Certificate Balances

        Underwriter            Class A-1         Class A-2         Class A-3       Class A-AB       Class A-4         Class A-1-A
-------------------------    -------------    ---------------    ------------    -------------    --------------    ----------------
Goldman, Sachs & Co.......    $42,000,000       $590,039,000      $42,992,500     $44,000,000     $1,335,799,000     $246,742,500
Greenwich Capital Markets,
   Inc....................    $42,000,000       $590,039,000      $42,992,500     $44,000,000     $1,335,799,000     $246,742,500
Banc of America Securities
   LLC....................             $0                 $0               $0              $0                 $0               $0
Credit Suisse Securities
   (USA) LLC..............             $0                 $0               $0              $0                 $0               $0
Morgan Stanley & Co.
   Incorporated...........             $0                 $0               $0              $0                 $0               $0
Wachovia Capital Markets,
   LLC....................             $0                 $0               $0              $0                 $0               $0
Total.....................    $84,000,000     $1,180,078,000      $85,985,000     $88,000,000     $2,671,598,000     $493,485,000

      Underwriter             Class A-M       Class A-J        Class B        Class C       Class D        Class E       Class F
-------------------------    ------------    ------------    -----------    -----------   -----------    -----------   -----------
Goldman, Sachs & Co.......   $278,796,500    $278,696,500    $16,440,000    $49,319,000   $20,550,000    $20,549,500   $28,770,000
Greenwich Capital
   Markets, Inc. .........   $278,796,500    $278,696,500    $16,440,000    $49,319,000   $20,550,000    $20,549,500   $28,770,000
Banc of America
   Securities LLC.........             $0              $0             $0             $0            $0             $0            $0
Credit Suisse
   Securities (USA) LLC...             $0              $0             $0             $0            $0             $0            $0
Morgan Stanley & Co.
   Incorporated...........             $0              $0             $0             $0            $0             $0            $0
Wachovia Capital
   Markets, LLC...........             $0              $0             $0             $0            $0             $0            $0
Total.....................   $557,593,000    $575,393,000    $32,880,000    $98,638,000   $41,100,000    $41,099,000   $57,540,000

                                     Annex A

THIS FREE WRITING PROSPECTUS, DATED FEBRUARY 12, 2007, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-131400) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

                          $6,107,389,000 (Approximate)
                   Greenwich Capital Commercial Funding Corp.
                                  as Depositor

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                                   as Sponsors

                       Commercial Mortgage Trust 2007-GG9
                                as Issuing Entity

         Commercial Mortgage Pass-Through Certificates, Series 2007-GG9
   Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class
         A-M, Class A-J, Class B, Class C, Class D, Class E and Class F

      We, Greenwich Capital Commercial Funding Corp., have prepared this free writing prospectus in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this free writing prospectus. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

      The offered certificates will represent interests in, and represent obligations of, the issuing entity only and do not represent the obligations of the depositor, the sponsors or any of their affiliates. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The primary assets of the trust will be a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately $6,575,923,864 as of the cut-off date.

      Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, on the 10th day of the month, or if such 10th day is not a business day, on the next succeeding business day, commencing in April 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under "Description of the Offered Certificates--Payments" in this free writing prospectus.

      You should fully consider the risk factors beginning on page S-47 and on page 14 in the accompanying prospectus prior to investing in the offered certificates.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.


                 Approximate
                   Initial          Initial       Pass-Through                         Expected
                 Certificate      Pass-Through        Rate           Principal          Ratings
   Class      Principal Balance       Rate        Description         Window       S&P/Moody's/Fitch
-----------   -----------------   ------------   --------------    -------------   -----------------
  A-1(1)      $      84,000,000        %               (2)         04/07 - 10/11      AAA/Aaa/AAA
  A-2(1)      $   1,180,078,000        %               (2)         10/11 - 07/12      AAA/Aaa/AAA
  A-3(1)      $      85,985,000        %               (2)         11/13 - 03/14      AAA/Aaa/AAA
  A-AB(1)     $      88,000,000        %               (2)         07/12 - 09/16      AAA/Aaa/AAA
  A-4(1)      $   2,671,598,000        %               (2)         09/16 - 01/17      AAA/Aaa/AAA
 A-1-A(1)     $     493,485,000        %               (2)         12/09 - 01/17      AAA/Aaa/AAA
    A-M       $     657,593,000        %               (2)         01/17 - 02/17      AAA/Aaa/AAA
    A-J       $     575,393,000        %               (2)         02/17 - 02/17      AAA/Aaa/AAA
     B        $      32,880,000        %               (2)         02/17 - 02/17      AA+/Aa1/AA+
     C        $      98,638,000        %               (2)         02/17 - 02/17       AA/Aa2/AA
     D        $      41,100,000        %               (2)         02/17 - 02/17      AA-/Aa3/AA-
     E        $      41,099,000        %               (2)         02/17 - 02/17       A+/A1/A+
     F        $      57,540,000        %               (2)         02/17 - 02/17        A/A2/A

   (Footnotes to table on page S-9)


      Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are the underwriters for this offering. The underwriters will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 8, 2007.

      With respect to this offering, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are acting as co-lead bookrunning managers and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers.

Goldman, Sachs & Co.                                       RBS Greenwich Capital
Banc of America Securities LLC                                     Credit Suisse
Morgan Stanley                                               Wachovia Securities

                                February , 2007

                                     Annex B

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

GCCFC 2007-GG9
Loans contributing to Class AAB

Repline #   Loan Name                             Balance         RemAm   RemTerm   RemIO
---------   -----------------------------------   -------------   -----   -------   -----
       96   Hampton Inn Searcy                     4,382,746.10     356        80       0
       41   Prestonwood Place                     19,200,000.00     336       114      18
       91   Mini U Storage - North Brunswick       5,000,000.00     336       114      18
       37   Lake Forest Village                   24,000,000.00     276       115      79
       43   99-193 Aiea Heights                   18,000,000.00     324       115      31
       55   Resarch Corporate Center              14,080,000.00     336       115      19
      106   5301 Longley Lane, Building E          1,610,000.00     300       115      55
      107   5325 Louie Lane                        1,295,000.00     300       115      55
       27   2121 Ponce de Leon Boulevard          31,000,000.00     300       116      56
       46   Hartford Square North                 17,500,000.00     288       116      68
       61   Shoppes at Bellemead                  13,500,000.00     348       116       8
       65   DeMiguel and Johnson Portfolio        12,600,000.00     300       116      56
       73   The Steelyard                          9,600,000.00     336       116      20
       75   Sunshine Lake Estates MHC              9,200,000.00     324       116      32
       78   469 North Canon Drive                  8,250,000.00     300       116      56
       82   Chouteau Crossing                      6,800,000.00     336       116      20
       87   Comfort Inn Colorado Springs           5,777,789.89     356       116       0
       94   Holiday Inn Express Gastonia           4,624,304.51     296       116       0
       98   Advance Auto Parts I                   3,953,394.86     296       116       0
      100   910 Robb Drive (Winner's Corner)       3,548,884.17     356       116       0
      120   The District II                       45,200,000.00     336       116      20
      144   Toringdon III                         12,650,000.00     324       116      32
      145   Corporate Center I                    12,600,000.00     324       116      32
      146   Glendale Center                       12,250,000.00     300       116      56
      152   Toringdon V                           10,424,000.00     324       116      32
      168   Rogers Ranch                           6,940,000.00     300       116      56
      176   Lakewood at Georgia Avenue             5,300,000.00     324       116      32
      177   West and Ironwood Building             5,250,000.00     324       116      32
      189   Pyramid I                              3,734,822.34     356       116       0
      195   Bread & Butter                         3,049,591.41     320       116       0
      201   Social Security Administration         1,462,628.68     116       116       0
       47   TBC Place                             16,850,000.00     300       117      57
       57   Polaris Center                        14,000,000.00     324       117      33
       66   4411 West Olive Avenue                11,700,000.00     300       117      56
       69   126-130 Main Street                   10,850,000.00     300       117      57
       74   Comfort Inn Gunston Corner             9,558,403.85     297       117       0
       77   StorQuest Self Storage Colorado        8,750,000.00     300       117      57
       88   Fairfield Inn & Suites Asheville       5,476,633.26     297       117       0
      101   Eastern Hills Center - Phase L         3,350,000.00     336       117      21
      103   Pointe O'Woods Apartments              2,900,000.00     324       117      33
      105   NTB Sachse                             1,894,490.47     357       117       0
      117   Branson Landing                       90,000,000.00     336       117      21
      142   Hillcroft I & II                      13,500,000.00     324       117      33
      149   Princess Road Medical Arts Building   11,200,000.00     336       117      21
      167   Festival                               6,968,812.83     297       117       0
      182   JAMAD I                                4,750,000.00     312       117      45
      185   Palmhurst Shopping Center              4,200,000.00     300       117      57
      193   Tamarac Business Center                3,489,841.10     357       117       0
      196   Knightsbridge Apartments               3,000,000.00     324       117      33
      197   Third Street Station                   2,871,012.22     357       117       0
       21   Noble Tech                            35,000,000.00     300       118      58
       23   Aqua Via Apartments                   34,000,000.00     300       118      58
       29   Abercorn Common                       30,000,000.00     300       118      58
       30   Poipu Shopping Village                29,120,000.00     300       118      58
       31   Arbrook Park Apartments               29,000,000.00     324       118      34
       56   Linden Park                           14,000,000.00     336       118      22
       62   Enterprise Mill                       13,100,000.00     300       118      58
       67   Allston Lofts                         11,500,000.00     300       118      58
       79   Shops at Cypress                       7,034,635.99     358       118       0
       80   Mini U Storage - Chantilly             7,000,000.00     336       118      22
       86   Chapel Ridge Shopping Center           6,400,000.00     324       118      34
      104   Meadowview Apartments                  2,700,000.00     324       118      34
      134   HJA Industrial Portfolio              16,760,000.00     300       118      58
      137   Tuileries Plaza Phase I               14,250,000.00     336       118      22
      139   Charlotte Park                        14,000,000.00     300       118      58
      140   3400 Club Drive                       13,900,000.00     300       118      58
      143   175 Pinelawn Road                     13,200,000.00     324       118      34
      151   Atrium Office Building                10,500,000.00     300       118      58
      158   University Business Park               8,500,000.00     276       118      82
      159   200 Fillmore                           8,200,000.00     300       118      58
      161   Oakley Plaza                           7,981,777.92     358       118       0
      164   Frisco Plaza                           7,570,000.00     300       118      58
      171   Hallock Office Park                    6,500,000.00     300       118      58
      172   Academy Sports & Outdoors              6,379,664.34     298       118       0
      174   Poway Executive Center                 5,675,000.00     300       118      58
      181   Streets of Toringdon                   4,814,135.06     358       118       0
      186   8404 North Navarro                     4,200,000.00     324       118      34
      188   Arbrook Square Shopping Center         3,841,259.29     358       118       0
      192   2425 East Commercial                   3,500,000.00     300       118      58
      199   972 Partnership                        2,000,000.00     300       118      58